EX-21

LIST OF SUBSIDIARIES OF COMPASS BANCSHARES, INC.

                            LIST OF SUBSIDIARIES OF
                            COMPASS BANCSHARES, INC.


Name of Subsidiary                          Place of Incorporation
- ------------------                          ----------------------

Compass Bank                                Alabama
Compass Bancshares Insurance, Inc.          Alabama
Compass Brokerage, Inc.                     Alabama
Compass Mortgage Corporation                Delaware
Compass Capital Markets, Inc.               Alabama
Compass Multistate Services Corporation     Alabama
Compass Fiduciary Services, Ltd., Inc.      Alabama
Compass Financial Corporation               Alabama
Central Bank of the South                   Alabama
Compass Securities, Inc.                    Alabama
Central Land Holding Corporation            Alabama
Compass Investments, Inc.                   Alabama
Compass Underwriters, Inc.                  Alabama
Compass Bank                                Florida
Compass Banks of Texas, Inc.                Delaware
Compass Bancorporation of Texas, Inc.       Delaware
Compass Bank                                Texas
River Oaks Trust Company                    Texas
Compass Bancshares Management, Inc.         Texas
River Oaks Trust Corporation                Texas
River Oaks Bank Building, Inc.              Texas
River Oaks Securities, Inc.                 Texas
P.I. Holdings No. 1, Inc.                   Texas
P.I. Console, Inc.                          Texas
P.I. Holdings No. 2, Inc.                   Texas
Compass Bank-Central Texas                  Texas
Peoples Bancshares, Inc.                    Texas